
CONFIDENTIAL TREATMENT                              **Confidential treatment has been
HAS BEEN REQUESTED FOR                              requested with respect to the
CERTAIN PORTIONS OF THIS                            information contained within the
DOCUMENT                                            "[**]" markings.  Such marked portions
                                                    have been omitted from this filing and
                                                    have been filed separately with the
                                                    Securities and Exchange Commission


                                                                   EXHIBIT 10.29

                         WEBCOURIER PROVIDER AGREEMENT

This agreement (the "Agreement") is made and entered into as of November __, 1999, between Microsoft Corporation ("Microsoft"), with offices at One Microsoft Way, Redmond, WA 98052-6399 and Snowball.com, Inc., a Delaware corporation with offices at 250 Executive Park, Suite 4000, San Francisco, CA 94134 (the "Company"). Microsoft and Company agree as follows:

Section 1.     Definitions

          "Company Logo" means the "ChickClick" logo(s) and trademark(s) provided to Microsoft for use in connection with the Service.

          "Copy" means a single email delivered to a specific Subscriber consisting of a reproduction (in whole or in part) of, and/or hypertext link to, a specific version of the Newsletter.

          "IPRs" means trade secrets, patents, copyrights, trademarks, service marks, trade names, know-how, moral rights, rights of publicity and privacy, and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

          "Newsletter" means the publications to be provided by Company to Microsoft, Copies of which will be distributed to Subscribers via the Service.

          "Registration Pages" means those web pages that are displayed to users of the U.S. English language Hotmail service in a manner to permit such users to register to receive the Copies and other third party content via the Service.

          "Service" means the WebCourier Service whereby a person registering or registered for a U.S. English language Hotmail email account may also register to receive generic third party content via the Hotmail service.

          "Subscriber" means a Hotmail account that has consented to receiving the Newsletter.

Section 2.     Microsoft Obligations

          2.1  Service. Microsoft will provide Company with placement on the
               -------
Registration Page consisting of Company or Newsletter name, for which the Newsletter name will link to the Company Logo and text description of the Newsletter. Company will be accorded an "Anchor Provider" placement in the Women category ("Category"). Microsoft may modify the Registration Pages (including, without limitation, Category names) from time to time, provided that Company receives reasonably comparable placement on such revised pages as specified herein.

          2.2  Providers.  The Newsletters of not more than one (1) "Premier
               ---------
Provider" and five (5) "Anchor Providers" may be referenced in the Category.
The "Premier Provider" will receive the most prominent placement in the Category and each "Anchor Provider" will receive placement in descending order based upon the level of compensation paid by such "Anchor Provider" to Microsoft to appear in such category.

          2.3  Distribution.  Subject to paragraph 3.1, Microsoft will deliver
               ------------
Copies to Subscribers according to such schedules as mutually agreed upon by Company and Microsoft. Company may change the schedule pursuant to which the Copies are distributed to Subscribers by giving Microsoft written notice of the requested change at least fifteen (15) business days prior to the scheduled change. Company may not schedule Copies of more than one Newsletter to be distributed in any twenty-four (24) hour period.

          2.4  Promotional Banners. Microsoft will provide Company with a
               -------------------
monthly credit of [**] promotional banners to be used in the Hotmail service. Such promotional credits will be specified for use in particular months, and may not be transferred to any other month or redeemed for cash. Unused promotional banner credits will expire at the end of the month specified for use; however, at Microsoft's discretion, unused promotional banners may be used in the month following that for which the banners were not used. Company will create and deliver to Microsoft all promotional banners for review at least ten (10) days prior to the first run date for such banner as designated by Company. All promotional


                                 **Confidential treatment has been
                                 requested with respect to the
                                 information contained within the
                                 "[**]" markings. Such marked portions
                                 have been omitted from this filing and have been filed separately with the Securities and Exchange Commission banners shall meet all specifications and submission requirements provided by Microsoft, and will contain a link to such Hotmail URL as Microsoft may designate.

     2.5       Hotmail Promotion. Microsoft will use reasonable efforts to
               -----------------
promote the Newsletter to new and current Hotmail users through Hotmail standard promotional vehicles.

Section 3.     Company Obligations

     3.1       Delivery and Specifications.  Company will make the Newsletter
               ---------------------------
available to Microsoft at a specified URL and on a delivery schedule agreed upon by the parties in writing. The Company Logo, Newsletter text description and the Newsletters are all subject to specifications and submissions guidelines (as applicable) established by Microsoft and set forth in Exhibit A, as the same may be modified from time to time by Microsoft upon notice. Company will deliver the Company Logo and Newsletter text description to Microsoft in the manner directed by Microsoft. Company acknowledges that time is of the essence in providing the foregoing to Microsoft, and the Company's failure to meet the foregoing timing requirements or any applicable specifications may delay or prevent delivery of Copies hereunder.

     3.2       License. Company hereby grants Microsoft a world-wide, non-
               -------
exclusive, royalty-free license to:

               (a) reproduce, promote, market, distribute, display, transmit, download, upload, and, only for the purposes of enabling distribution, transmission, downloading and uploading without substantive change, edit, modify and otherwise use the Newsletter as reasonably anticipated to fulfill Microsoft's obligations under this Agreement; and

               (b) reproduce, display, transmit and otherwise use the Company Logo and Newsletter text description in connection with (i) providing the Service and Newsletter to Subscribers, and (ii) marketing and promoting the Service and Newsletter, provided that (A) Microsoft will use the Company Logo only in the form provided by Company and will not modify or alter the Company Logo; and (b) Microsoft will cease any specified use of the Company Logo upon three (3) business days' written notice of Company. Company shall use reasonable commercial efforts to provide a replacement Company Logo to Microsoft within forty-eight (48) hours of notification. Microsoft acknowledges that the Company Logo is owned by Company and will not attempt to register the Company Logo or take any other action that is inconsistent with Company's ownership. The use of the Company Logo hereunder will inure to the sole and exclusive benefit of Company.

     3.3       MSN Ad Buy. Company will purchase from Microsoft an aggregate of
               ----------
[**] of advertising on Microsoft properties, at a negotiated average CPM rate (which, in no event will be greater than [**], to be displayed during the Term (the "Media Buy"). Terms of the Media Buy (including the location, number of ad requests, ad types, and dates) will be agreed upon by both parties in writing or by Microsoft Insertion Order no later than December 15, 1999. The Media Buy will be made pursuant to Microsoft's standard terms and conditions and must be completed during the Term. Company agrees that the Media Buy will not be applied to MSN WomenCentral, unless approved by Microsoft. If Company fails to complete the Media Buy prior to termination or expiration of the Term, Company will immediately pay such amount to Microsoft all remaining unpaid amounts of the Media Buy.

     3.4       Limitations.  The Newsletter may not contain, promote, market,
               -----------
advertise, distribute, offer to distribute, link (either directly or, if with the knowledge of Company, indirectly) to or otherwise be related to content that:

               (a) is inappropriate, obscene, defamatory, libelous, slanderous, profane, indecent or unlawful;

               (b) infringes or misappropriates third party IPRs;

               (c) constitutes "hate speech", whether directed at an individual or a group, and whether based upon the race, sex, creed, national origin, religious affiliation, sexual orientation or language of such individual or group;

               (d) promotes or contains viruses, worms, corrupted files, cracks or other materials that are intended to or may damage or render inoperable software, hardware or security measures of Microsoft, Subscribers or any third party;

               (e) facilitates or promotes gambling, or the sale or use of liquor, tobacco products or illicit drugs;

               (f) facilitates, promotes or forwards illegal contests, pyramid schemes or chain letters; or

               (g) otherwise restricts or inhibits any person's use or enjoyment of Hotmail or the Service.

                                 **Confidential treatment has been
                                 requested with respect to the
                                 information contained within the
                                 "[**]" markings. Such marked portions
                                 have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

The Newsletter may not contain, promote, market, advertise, distribute, or offer to distribute competing e-mail or newsletter products whether offered by Company or a third party (e.g., Lycos, Excite and other services designated by Microsoft), except that Company may link or refer to the registration, contest and promotional pages of Company or its affiliates. Microsoft may, but is under no obligation to, review the Newsletter, and may refuse to host or make the Newsletter available to Subscribers in whole or in part if Microsoft determines that the Newsletter violates the foregoing limitations or such other reasonable limitations as Microsoft may adopt from time to time.

     3.5       Subscriber Information.  All information regarding Subscribers
               ----------------------
collected through the Service constitutes Confidential Information (as that term is used in Section 9) of Microsoft, and is subject to the confidentiality requirements of Section 9. Notwithstanding the foregoing, information obtained by Company directly from Subscribers will not constitute Confidential Information of Microsoft and may be used by Company from time to time; provided, Company does not collect, use or disclose such information in any manner that identifies the subject as a Subscriber or Hotmail customer.

     3.6       Changes to Newsletter. Company will provide Microsoft with thirty
               ---------------------
(30) days' prior written notice of any material change to the nature or intended audience of any Newsletter. Microsoft will have the option to (a) permit Company to remain in the Category, (b) place Company in a different category on the Registration Pages, or (c) terminate this Agreement with respect to each Newsletter for which such a change is anticipated or implemented upon written notice. If Microsoft terminates the Agreement pursuant to this paragraph, within thirty (30) days of the date of termination, Company will pay Microsoft [**] of the pro rated Advance for the remainder of the original Term.

Section 4.     Consideration

     4.1       Advance. Company will prepay Microsoft an advance of the fees set
               -------
forth in paragraph 4.2 in an amount equal to [**] (the "Advance"). The Advance is a non-refundable, guaranteed payment to Microsoft. The Advance will be rendered to Microsoft in the amounts and on the dates set forth in Exhibit C attached hereto. Notwithstanding the foregoing, upon termination or expiration of this Agreement, other than by Company pursuant to paragraph 5.2 and 5.4 or Microsoft pursuant to paragraph 5.3, Company will immediately pay Microsoft any amounts of the Advance not yet paid.

     4.2       Fee. As consideration for Microsoft distributing the Newsletters
               ---
to Subscribers, Company will pay Microsoft [**] per Copy distributed to Subscribers ("Fee").

     4.3       Distribution Adjustment. On a quarterly basis (including, at the
               -----------------------
end of the Term), Microsoft will compare the number of Copies actually distributed hereunder against the Advance paid for such quarter (or the Term). If the fees incurred pursuant to paragraph 4.2 for the number of Copies actually distributed during such quarter (or the Term) are greater than the portion of the Advance paid for such quarter (or the Term), Microsoft will invoice Company for the difference at the applicable rates noted in paragraph 4.2. If at the end of the Term the fees (including the Advance) received by Microsoft hereunder exceed the amount of the fees incurred by Company for distribution of Copies hereunder, Microsoft will refund the difference to Company; except that in no event will Microsoft be required to refund or otherwise return to Company any portion of the Advance. Notwithstanding the foregoing, the maximum aggregate Advance and Fee payments that Company may incur to Microsoft hereunder will be [**]. Once and only if the foregoing payment cap is reached by Company, Company will be relieved of paying any additional amounts pursuant to Section 4.2 hereunder; provided that, for the remainder of the Term, Company may not increase the average number of Copies delivered by Microsoft to Subscribers during the period preceding Company attaining such payment cap.

    4.4        Invoice and Payment. Within thirty (30) days after the date of an
               -------------------
invoice, Company will pay Microsoft all amounts owing pursuant to such invoice in readily available funds. Amounts not paid when due under this Agreement will accrue interest at a rate of [**], compounded on a monthly basis. Microsoft reserves the right to immediately suspend distribution of the Newsletter if Company fails to make timely payment of any amounts owing hereunder. All payments of amounts owing to Microsoft will be made at the following location or such other location designated by Microsoft in writing:

               Microsoft Corporation
               PO Box 7247 - 7123
               Philadelphia PA  19170-7123

     4.5       Reports. Microsoft will provide Company with monthly reports
               -------
setting forth the number of Subscribers receiving Copies and the total number of Copies delivered per month.

     4.6       Taxes.  The fees, advances and other amounts owing to Microsoft
               -----
pursuant to this Agreement do not include taxes or other governmental fees. Company will pay all taxes and other governmental fees arising out of or related to all

                                 **Confidential treatment has been
                                 requested with respect to the
                                 information contained within the
                                 "[**]" markings. Such marked portions
                                 have been omitted from this filing and have been filed separately with the Securities and Exchange Commission transactions undertaken pursuant to this Agreement, other than taxes on Microsoft income and revenue, and will provide Microsoft with appropriate evidence of such payment upon request.

     4.7       Audits.  Microsoft will maintain during the Term and for at least
               ------
twelve (12) months thereafter all of its regular books of account relating to Copies distributed via the Service and amounts owing to Microsoft hereunder. If Company believes in good faith that Microsoft invoiced Company in excess of amounts actually owing pursuant to paragraph 4.2, Company will have the right at Company's sole expense to audit such books of account, subject to the following:
(a) Company will provide Microsoft with at least thirty (30) days' prior written notice of such audits; (b) audits may occur only during Microsoft's regular business hours, and at the location where such books of account are maintained by Microsoft or such other location reasonably specified by Microsoft; (c) Company will cooperate with Microsoft in good faith to avoid and limit any disruption of such audits to Microsoft's business and operations; (d) such audit will be conducted by an independent accounting firm, acceptable to Microsoft and compensated by Company in a manner that is not affected by the outcome of the audit (e.g., no contingency fees); (e) the auditors provide Microsoft with all results and other communications to Company related to the audit at the same time such auditors provide such communications to Company; (f) audits may not occur more than once during the Term, may not exceed three (3) consecutive days and must be completed within twelve (12) months after the end of the Term; (g) the auditors provide their final conclusions of the audit to Company and Microsoft simultaneously and within thirty (30) days after the last day of the audit. Any information disclosed to or otherwise learned by Company or its auditors in connection with an audit conducted pursuant to this paragraph constitutes Confidential Information (as the term is used in Section 9) of Microsoft and subject to the limitations on use set forth in paragraph 9.1.

Section 5.     Term and Termination

     5.1       Term. This Agreement is binding upon signature and the "Term"
               ----
will be in effect for a period of [**] commencing November 23, 1999.

     5.2       Termination for Breach. Either party may immediately terminate
               ----------------------
this Agreement upon written notice if the other party breaches the Agreement in any material respect, and the breach remains uncured for a period of ten (10) days following the breaching party's receipt of written notice of the breach from the non-breaching party.

     5.3       Microsoft Termination. Notwithstanding paragraph 5.1, Microsoft
               ----------------------
may terminate this Agreement upon thirty (30) days' prior written notice if Microsoft ceases to offer the Service. In such a case, Microsoft will return to Company a pro rata portion of the Advance actually paid to Microsoft (less any additional fees incurred by Company hereunder as of the date of termination). If fees incurred by Company hereunder exceed the amount of the pro rated Advance actually paid by to Microsoft as of the date of termination, Microsoft will invoice, and Company will promptly pay, any additional amounts owing hereunder.

     5.4       Company Termination. Company may terminate this Agreement upon
               -------------------
fifteen (15) days prior written notice to Microsoft after three (3) calendar months following commencement of the Term if the benchmark of [**] Subscribers in any calendar month during such period is not achieved. If Microsoft does not achieve the benchmark set forth above, Microsoft will have fifteen (15) days to remedy such Subscriber shortfall following Microsoft's receipt of Company's written termination notice. The parties acknowledge and agree that they will execute an amendment to this Agreement which sets forth the terms of the Subscriber shortfall remedy. Upon execution of such amendment, or if Company has not provided Microsoft written notice of its intent to terminate as set forth above, Company will forfeit the right to terminate the Agreement as set forth in this section. In no event will Microsoft be required to refund or otherwise return to Company any portion of the Advance.

     5.5       Survival. This paragraph and Sections 3.6 (Changes to
               --------
Newsletter), 4 (Consideration) only to the extent of fees accrued and payable prior to the date of termination, 6 (Representations and Warranties), 7 (Indemnification), 8 (Limitation of Liability), 9 (Confidentiality), and 10 (General) shall survive any termination of this Agreement, together with all obligations, rights and causes of action that may have accrued prior to termination, along with any other provisions that might reasonably be deemed to survive such termination.

Section 6.     Representations and Warranties

     6.1       Company.  Company represents and warrants that:
               -------

               (a) Company has the full corporate rights, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

               (b) Company's execution and performance of this Agreement do not and will not violate any agreement to which Company is a party or by which Company is otherwise bound, or any applicable law, rule or regulation;



                                 **Confidential treatment has been
                                 requested with respect to the
                                 information contained within the
                                 "[**]" markings. Such marked portions
                                 have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

               (c) the Newsletter does not and will not violate any third party IPRs or give rise to any obligation for the payment of any sums to any third party by Microsoft or Microsoft's successors in interest;

               (d) the Newsletter (in whole or in part) does not and will not violate the limitations set forth in paragraph 3.4;

               (e) it will not harvest or otherwise collect through the Service information about Subscribers, including e-mail addresses, without Subscribers' express consent;

               (f) it will not link the Service or Hotmail to any unsolicited communication sent to any third party, or otherwise use or mention the Service or Hotmail in connection with any such unsolicited communication; and

               (g) it has in effect a privacy policy that is available online to Subscribers and that meets or exceeds the applicable standards of an industry recognized online privacy organization (e.g., the TRUST.E Program, BBB OnLine), and it will adhere to the information gathering, dissemination, privacy protection and other practices specified in such privacy policy.

     6.2       Microsoft: Microsoft represents and warrants to the Company that
               ----------
has the full corporate rights, power and authority to enter into this Agreement and to perform the acts required of it hereunder.

     6.3       Warranty Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE
               -------------------
SERVICE, NEWLETTER, HOTMAIL, AND ANY MATERIALS OR OTHER SERVICES PROVIDED BY OR ON BEHALF OF MICROSOFT PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS" AND WITH ALL DEFECTS. MICROSOFT HEREBY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE, NONINFRINGEMENT, COMPATIBILITY, SECURITY, AND CONDITION OR OPERATION OF THE FOREGOING. MICROSOFT DOES NOT WARRANT THE CONTINUED OR UNINTERRUPTED OPERATION OF THE INTERNET, SERVICE, OR HOTMAIL.

     6.4       Date Warranty:  Each party represents and warrants that the
               --------------
information technology, financial, operational, communication and other systems and processes used by such party in connection with performing its obligations pursuant to this Agreement will not be interrupted or adversely affected by the manipulation, processing, comparison, display or calculation of dates from, into and between the twentieth and twenty-first centuries, including leap years, and each agrees to cooperate with the other party to promptly remedy any such error.

Section 7.     Indemnification

     7.1       Company.  The Company will indemnify and hold harmless Microsoft
               -------
against, and will defend or settle at the Company's expense, any and all actions, claims, liabilities, losses, damages, costs, expenses, judgments and penalties, including but not limited to reasonable attorneys' fees, or other proceeding brought by third parties against Microsoft to the extent based on a claim that, if true would (a) result from any misrepresentation or breach of representation or warranty of the Company contained herein, or (b) result from any breach of any covenant or agreement to be performed by Company hereunder.

     7.2       Microsoft. Microsoft will indemnify and hold harmless the Company
               ---------
against, and will defend or settle at Microsoft's expense, any action actions, claims, liabilities, losses, damages, costs, expenses, judgments and penalties, including but not limited to reasonable attorneys' fees, or other proceeding brought by third parties against Company to the extent based on a claim that, if true would (a) result from any misrepresentation or breach of representation or warranty of Microsoft contained herein, or (b) result from any breach of any covenant or agreement to be performed by Microsoft hereunder.

     7.3       Procedure. The party to be indemnified, defended and held
               ---------
harmless pursuant to paragraph 7.1 or 7.2 will: (a) provide the indemnifying party with prompt written notice of any such claim, (b) permit the indemnifying party to assume and control the defense of such action, and (c) not enter into any settlement or compromise of any such claim without the indemnifying party's prior written consent (not to be unreasonably withheld). The indemnifying party will pay any and all costs, damages, and expenses (including but not limited to reasonable attorneys' fees and costs) awarded against or incurred by the indemnified party in any such action or proceeding attributable to any such claim. The indemnified party may also retain counsel at its own expense in connection with the defense or settlement of any such claim.

Section 8.     Limitation of Liability

     8.1       Limitation of Remedies.  EXCEPT TO THE EXTENT ARISING PURSUANT TO
               -----------------------
SECTION 7 OR A BREACH OF SECTION 9, UNDER NO CIRCUMSTANCE SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY

FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, PROFITS, ACCOUNTS OR LOST BUSINESS, AND WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

     8.2       Limitation of Damages.  EXCEPT TO THE EXTENT ARISING PURSUANT TO
               ---------------------
SECTION 7 OR A BREACH OF SECTION 9, UNDER NO CIRCUMSTANCE SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR DAMAGES IN EXCESS OF AMOUNTS ACTUALLY PAID AND OWING TO MICROSOFT HEREUNDER.

Section 9.     Confidentiality

The parties acknowledge and agree that the Microsoft Non-Disclosure Agreement dated as of _________________ ("NDA") entered into by and between the parties applies to this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information (as that term is defined in the NDA) of Microsoft under the NDA. If Company has not executed a NDA, Company agrees to sign the NDA attached hereto as Exhibit B and return it to Microsoft with this Agreement. Upon termination or expiration of this Agreement, each party will destroy (or upon the other party's request return) any and all Confidential Information of the other party in its possession or control.

Section 10.    General.

     10.1      Notices. All notices and requests in connection with this
               -------
Agreement will be deemed given (a) when personally delivered, (b) when delivered by facsimile or telex, (c) the next business day following delivery to a nationally recognized courier service guarantying next-day delivery, or (d) five
(5) business days after being placed in the United States mail, postage prepaid, certified or registered, return receipt requested, as follows:

Notices to Company:                       Notices to Microsoft:
------------------                        --------------------

Snowball.com, Inc.                        Microsoft Corporation
250 Executive Park, Suite 4000            One Microsoft Way
San Francisco, CA 94134                   Redmond, WA 98052-6399
Attn.: ________________________           Attn.: Chuck Frizelle

Telephone:  (415) 508-2000                Telephone: (425) 705-2179
            ----------------
Fax:        (415) 508-2001                Fax:       (425) 936-7329
            ----------------

Copy to:                                  Copy to:
Snowball.com, Inc.                        Microsoft Law & Corporate Affairs
250 Executive Park, Suite 4000            One Microsoft Way
San Francisco, CA 94134                   Redmond, WA 98052
Fax: (415) 508-2001                       Fax:   (425) 936-7329
Attn.: Legal Department                   Attn.: Gregory Ritts

or to such other address as the party to receive the notice or request so designates by at least ten (10) days prior written notice to the other party.

     10.2      Independent Contractor. Company is an independent contractor, and
               ----------------------
nothing in this Agreement will be construed as creating an employer-employee relationship, partnership, or joint venture between the parties.

     10.3      Governing Law. This Agreement will be governed by the laws of the
               -------------
State of Washington. Company hereby irrevocably consents to the personal jurisdiction of, and exclusive venue for any legal proceeding commenced by or on behalf of Company in, the state and federal courts sitting King County, Washington, USA. In any suit or action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

     10.4      Assignment. Company may not assign, sub-license, transfer,
               ----------
encumber or otherwise dispose of this Agreement without Microsoft's prior written approval, except in connection with a merger or sale of substantially all of Company's assets. Any attempted assignment, sub-license, transfer, encumbrance or other disposal of this Agreement by Company without Microsoft's prior written approval will be void and will constitute a material default and breach of this

Agreement. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

     10.5      Publicity. No press releases, public statements, promotions or
               ----------
advertising concerning the existence of this Agreement, shall be made or released in any medium except with the prior written approval of both parties, provided that either party may disclose the nonpricing terms of this Agreement as required by the Securities and Exchange Commission or other government authority, provided that such party takes reasonable steps to procure the maximum level of confidentiality protection therefor.

     10.6      Headings. The section headings used in this Agreement are
               --------
intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

     10.7      Modification. This Agreement may not be modified except by a
               ------------
written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives.

     10.8      Waiver. No waiver of any breach of this Agreement will constitute
               ------
a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by the waiving party.

     10.9      Severability. To the extent that any provision of this Agreement
               ------------
conflicts with governing law or any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (a) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (b) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

     10.10     Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which taken together will constitute one agreement

     10.11     Entire Agreement. Subject to Section 9, this Agreement
               ----------------
constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications between the parties.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the date written above.

Microsoft                                  Company
MICROSOFT CORPORATION                      SNOWBALL.COM, INC.
One Microsoft Way                          250 Executive Park, Suite 4000
Redmond, WA 98052-6399                     San Francisco, CA 94134

By /s/ Martin A. Stever                    /s/ Teresa M. Crummett
   ----------------------------            -----------------------------------
(Sign)                                     (Sign)

Martin A. Stever                           Teresa M. Crummett
-------------------------------            -----------------------------------
Name (Print)                               Name (Print)

Ad & Strat Mngr.                           V.P.
-------------------------------            -----------------------------------
Title                                      Title

12/3/99                                    11-29-99
-------------------------------            -----------------------------------
Date                                       Date

                                           ____________________________________
                                           Company's Federal Employer ID Number

                                   EXHIBIT A
                                SPECIFICATIONS


   A. Specifications for Providers
          a. Company logo: 100x 30, 1.5K file size, gif, non-animated, non-clickable
          b. Newsletter description: 215 Latin characters (including spaces) that briefly describes the newsletter
          c.   Company name:  20 characters
          d.   Promotional banners
                    i.   468x60, 12K file size, gif or jpeg
                    ii. At Microsoft discretion, Company must include Hotmail and/or WebCourier logo, making it clear to the user that the banner is a co-branded banner.
                    iii. URL determined by Microsoft
                    iv. Banner must meet standard Microsoft guidelines set forth in Standard Terms and Conditions
   B. Hosting Schedule
          a. Company will make the newsletter content available to Microsoft according to a schedule agreed upon by Microsoft and Company.
          b.   Company will run newsletter content through an HTML validator program to catch any errors before posting it for pickup.
          c.   Company will provide Microsoft with the URL of the newsletter content for Microsoft pick-up.
          d. Company may not alter the newsletter content more than once each day.
   C. Delivery Schedule
          a. Microsoft will distribute the Newsletter to Subscribers according to the schedule agreed upon by Microsoft and Company.


Newsletter Technical Requirements
1. Code must be syntactically correct, and resemble the following;
   (HTML)
   (BODY)
   ......
   (/BODY)
   (/HTML)

   Note: Tables are good if you want the page to retain its attributes, but if any of the above tags are missing, it WILL NOT work. Code that is not clean will run into problems with WebCourier automated content pickups and page display.

2. No Relative Links.
   The following are examples of relative links
   (a href="/hotmail/link.html")
   (img src="../../../../hotmail/img.gif")

   All links must have full headings similar to these:
   (a href="http://www.hotmail.com/hotmail.html")
   (img src="http://www.hotmail.com/hotmail/img.gif")

3. Use NO JavaScript/DHTML.
   For security reasons, we do not allow JavaScript or DHTML.

4. We accept only the GET method instead of the POST method in Form tags (i.e., (FORM) tags should have "METHOD=GET".

   Scripts receiving (FORM) input must accept the "GET" method.

5. Links may NOT open new browser windows.

6. Tags that are opened must be closed.

7. Suggestion: Code for a maximum resolution screen size of 800 x 600. For best results across all platforms, use a minimum of 600 pixels.

8.  Setting Background Colors:
    If you wish to set a background color, then set it in a table around your HTML, rather than using body tags. DO NOT USE BODY TAGS. DO NOT USE GLOBAL STYLE TO SPECIFY COLORS. DO NOT SET A BODY BACKGROUND. Use nested styles within the table. Anything with body tags will be stripped out or ignored.

    Example of what NOT to do:
                    ---
    (body bgcolor="#FFFFFF" text="#000000" link="#003366" vlink="#003366"
    alink="#003366")

    What you can do:
     - create CSS classes specific to your content, or
                                      ----
     - create all styles in-line

9. Variable Subject Lines: (You must inform the Program Manager to turn ON this feature.)
    Subject must be enclosed in the (title)...(/title) tags on same line. 46 character max, including spaces. Subject line must begin with your newsletter name. (Ex. MSNBC: followed by subject).

10. Content: maximum of 512 characters per line. If it's longer than 512 characters, people using email clients will not be able to retrieve your WebCourier newsletter.

Server Rules

11. Server Accessibility:
    The server on which your HTML resides must be accessible via telnet client. We will retrieve the HTML by "telnet"ing into the site and using the GET command to retrieve the material.


    telnet www.hotmail.com 80
    Trying 207.82.250.251...
    Connected to www.hotmail.com.
    Escape character is '(caret)]'.
    GET /hotmail/test.html HTTP/1.0

    The server can reside on any port as long as it is not a secure server. SID's are supported.

12. No Password Protected Pages.

13. Note: Some codes that may work in a browser alone may not be permissible in WebCourier content.

14. Please run your newsletters through an HTML validator program to catch any errors before posting it for pickup.


Pickup Rules

15. The URL where the page resides for pickup cannot be changed. If it must be changed, Hotmail must be notified as far in advance as possible.

16. Content must be ready at the time of pickup. Materials that have not been changed from the previous pickup will not be delivered.


Subscriber Customer Support:

17. If subscribers have problems with their WebCourier subscription, please have them send a blank email to wchelp@hotmail.com. This alias will send the user
                               ------------------
    some troubleshooting instructions. If a subscriber continues to have problems after following the autoresponder directions, there is another email alias provided for a personal response.

18. Company must maintain WebCourier delivered newsletter content pages, links, and images for a minimum of six (6) months.

                                   EXHIBIT B
                MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT


     THIS AGREEMENT (the "Agreement") is made between MICROSOFT CORPORATION, a Washington corporation, and Snowball.com, Inc. (the "Company") and entered into this 23rd day of November, 1999.

     In consideration of the mutual promises and covenants contained in this Agreement, the mutual disclosure of confidential information to each other, the parties hereto agree as follows:


1.   Confidential Information and Confidential Materials
     ---------------------------------------------------

     (a) "Confidential Information" means nonpublic information that Disclosing Party designates as being confidential or which, under the circumstances surrounding disclosure ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Confidential Information disclosed to Receiving Party by any Disclosing Party Subsidiary and/or agents is covered by this Agreement.

     (b) Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without Receiving Party's breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party's disclosure of such information to Receiving Party; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; or (iv) is independently developed by Receiving Party.

     (c) "Confidential Materials" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

2.   Restrictions
     ------------

     (a) Receiving Party shall not disclose any Confidential Information to third parties for five (5) years following the date of its disclosure by Disclosing Party to Receiving Party, except to Receiving Party's consultants as provided below. However, Receiving Party may disclose Confidential Information in accordance with judicial or other governmental order, provided Receiving Party shall give Disclosing Party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) Receiving Party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Receiving Party may disclose Confidential Information or Confidential Material only to Receiving Party's employees or consultants on a need-to-know basis. Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

     (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of Receiving Party's business relationship with Disclosing Party, and only as otherwise provided hereunder. Receiving Party agrees to segregate all such Confidential Materials from the confidential materials of others in order to prevent commingling.

     (d) Receiving Party may not reverse engineer, decompile or disassemble any software disclosed to Receiving Party.

3.   Rights and Remedies
     -------------------

     (a) Receiving Party shall notify Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by Receiving Party, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

     (b) Receiving Party shall return all originals, copies, reproductions and summaries of Confidential Information or Confidential Materials at Disclosing Party's request, or at Disclosing Party's option, certify destruction of the same.

     (c) Receiving Party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     (d) Disclosing Party may visit Receiving Party's premises, with reasonable prior notice and during normal business hours, to review Receiving Party's compliance with the terms of this Agreement.


4.   Miscellaneous
     -------------

     (a) All Confidential Information and Confidential Materials are and shall remain the property of Disclosing Party. By disclosing information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under Disclosing Party patents, copyrights, trademarks, or trade secret information.

     (b) If either party provides pre-release software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind. Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever relating to Receiving Party's use of such pre-release software.

     (c) All software provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the commercial rights and restrictions described elsewhere herein. All software provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with RESTRICTED RIGHTS as provided for in FAR, 48 CFR 52.227-14 (JUNE
1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable. Manufacturer is Microsoft Corporation/One Microsoft Way/Redmond, WA 98052-6399.

     (d) Both parties agree that they do not intend nor will they, directly or indirectly, export or re-export (i) any Confidential Information or Confidential Materials, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information or Materials to (A) any country that is subject to U.S. export restrictions (currently including, but not necessarily limited to, Iran, Iraq, Syria, Cuba, North Korea, Libya, the Federal Republic of Yugoslavia (Serbia and Montenegro) and Sudan), or to any national of any such country, wherever located, who intends to transmit or transport the products back to such country; (B) to any end-user who either party knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (C) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

     (e) The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

     (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of Disclosing Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

     (g) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. This Agreement shall be construed and controlled by the laws of the State of Washington, and both parties further consent to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

     (h) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

     (i) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     (j) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

5.   Suggestions and Feedback
     ------------------------

Either party may from time to time provide suggestions, comments or other feedback to the other party with respect to Confidential Information provided originally by the other party (hereinafter "Feedback"). Both parties agree that all Feedback is and shall be entirely voluntary and shall not, absent separate agreement, create any confidentiality obligation for the Receiving Party. However, the Receiving Party shall not disclose the source of any feedback without the providing party's consent. Feedback shall be clearly designated as such and, except as otherwise provided herein, each party shall be free to disclose and use such Feedback as it sees fit, entirely without obligation of any kind to the other party. The foregoing shall not, however, affect either party's obligations hereunder with respect to Confidential Information of the other party.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Microsoft                                    Company
MICROSOFT CORPORATION                        SNOWBALL.COM, INC.
One Microsoft Way                            250 Executive Park, Suite 4000
Redmond, WA 98052-6399                       San Francisco, CA 94134


By /s/ Martin A. Stever                    /s/ Teresa M. Crummett
   ----------------------------            -----------------------------------
(Sign)                                     (Sign)

Martin A. Stever                           Teresa M. Crummett
-------------------------------            -----------------------------------
Name (Print)                               Name (Print)

Ad & Strat Mngr.                           V.P. Corp. Marketing
-------------------------------            -----------------------------------
Title                                      Title

12/3/99                                    11-29-99
-------------------------------            -----------------------------------
Date                                       Date

                                   EXHIBIT C
                          Webcourier Payment Schedule



--------------------------------------------------------------------------------
                               Payment Schedule
--------------------------------------------------------------------------------
 Payment Due to MSN          Time Period Covered by Payment    Payment Amount
--------------------------------------------------------------------------------
      [**]                          [**]                            [**]
--------------------------------------------------------------------------------
      [**]                          [**]                            [**]
--------------------------------------------------------------------------------
      [**]                          [**]                            [**]
--------------------------------------------------------------------------------
      [**]                          [**]                            [**]
--------------------------------------------------------------------------------


                                 **Confidential treatment has been
                                 requested with respect to the
                                 information contained within the
                                 "[**]" markings. Such marked portions
                                 have been omitted from this filing and have been filed separately with the Securities and Exchange Commission